                                                                     Exhibit 4.4

         THIS CAPITAL SECURITY IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") OR A NOMINEE OF THE DEPOSITORY. THIS CAPITAL SECURITY IS EXCHANGEABLE FOR CAPITAL SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT AND NO TRANSFER OF THIS CAPITAL SECURITY (OTHER THAN A TRANSFER OF THIS CAPITAL SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

         UNLESS THIS CAPITAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO FIRST TENNESSEE CAPITAL I OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CAPITAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


CERTIFICATE NUMBER                                NUMBER OF CAPITAL SECURITIES
CAP-1                                                                  100,000


                              CUSIP NO. 337160 AA 3

                    CERTIFICATE EVIDENCING CAPITAL SECURITIES

                                       OF

                            FIRST TENNESSEE CAPITAL I

                            8.07% CAPITAL SECURITIES,
                                    SERIES A
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)


         First Tennessee Capital I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of one hundred thousand (100,000) capital securities of the Trust representing an undivided preferred beneficial interest in the assets of the Trust and designated the First Tennessee Capital I 8.07% Capital Securities, Series A (liquidation amount $1,000 per Capital

Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust, dated as of December 30, 1996, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by First Tennessee National Corporation, a Tennessee corporation, and The Bank of New York, as guarantee trustee, dated as of December 30, 1996, (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate as of this 6th day of January, 1997.


                                             FIRST TENNESSEE CAPITAL I


                                             By: Teresa A. Fehrman
                                                -------------------------------
                                                 Name: Teresa A. Fehrman
                                                 Administrative Trustee

         This certificate evidences the Capital Securities of the Trust referred to in the within-mentioned Trust Agreement.

Dated: January 6, 1997


                                              THE BANK OF NEW YORK
                                              as Property Trustee


                                              By: Timothy J. Shea
                                                 ------------------------------
                                                 Name: Timothy J. Shea
                                                 Title: Assistant Treasurer

                                                   ASSIGNMENT

                                        FOR VALUE RECEIVED, the undersigned
                              assigns and transfers this Capital Security to:

(Insert assignee's social security or tax identification number)

                    (Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Capital Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Capital Security Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.


                                        3